SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

______________________

FORM SB-2

Registration Statement
under the Securities Act of 1933

______________________

CHINA DIGITAL VENTURES CORPORATION
(Exact Name of Issuer as Specified in Its Charter)
Nevada	4813	------
State of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

RM 1001, 10 Building, Yumin Village
Heping Road, Luohu District
Shenzhen, China
+86 755 6157 8170
(Address and Telephone Number of Issuer's Principal Executive Offices)

Mr. Bing HE
c/o Asiarim Associates Limited
26 Floor, 88 Lockhart Road
Wanchai, Hong Kong
Tel: +852 31711209 ext 321 Fax: +852 2149 7094
(Name, Address, and Telephone Number of Agent for Service)

Copies of all communications to:
Mr. Bing HE
c/o Asiarim Associates Limited
26 Floor, 88 Lockhart Road
Wanchai, Hong Kong
Phone: +86 755 6157 8170, Fax: +86 755 6157 8171

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Offering Price Per Share[1]	Propose Aggregate Offering Price	Amount of Registration Fee

Common Stock	3,500,000	$ 0.02	$ 70,000	$2.149

Common Stock by Selling Security Shareholders[2]	3,500,000	$ 0.02	$ 70,000[3]	$2.149
				-------------------
TOTAL REGISTRATION FEE				$4.298
				===========
[1]

The offering price has been arbitrarily determined by China Digital Ventures Corporation ("CDVC") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that the shares may be sold at this, or at any price.

[2]	The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.

[3]	CDVC will not receive any of the proceeds from the sale of common stock by selling security shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CHINA DIGITAL VENTURES CORPORATION

SHARES OF COMMON STOCK
NO MINIMUM TO 3,500,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
AND
CHINA DIGITAL VENTURES CORPORATION
SHARES OF COMMON STOCK
3,500,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING
SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

CDVC is registering up to 3,500,000 shares of common stock at an offering price of $0.02. The maximum amount to be raised is $70,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by CDVC through its sole officer and director. There will be no minimum amount of shares sold and CDVC will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by CDVC will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. CDVC will pay all expenses incurred in this offering. The offering by the CDVC will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so.

Concurrently with CDVC's registration and offering of 3,500,000 common shares, certain existing shareholders of the Company are selling 3,500,000 shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. CDVC does not receive any proceeds from the sale of any of the shares held by the selling shareholders. We determined this offering price based upon the price of the last sale of our common stock to investors.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8. PLEASE READ THIS PROSPECTUS CAREFULLY.

The date of this prospectus is ___________________.

Dealer Prospectus Delivery Obligation

Until ______, 2007, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Summary	6
The Offering	7
Summary of Financial Information	8
Risk Factors	8
Forward-Looking Statements	18
Available Information	19
Use of Proceeds	19
Determination of Offering Price	20
Selling Security Holders	21
Plan of Distribution	24
Legal Proceedings	26
Directors, Officers, Promoters, and Control Persons	27
Security Ownership of Certain Beneficial Owners and Management	28
Description of Securities	28
Interests of Named Experts and Counsel	30
Disclosure of Commission Position on Indemnification for Security Act Liabilities	31
Description of Business	32
Management Discussion and Analysis or Plan of Operation	41
Description of Property	44
Certain Relationships and Related Transactions	45
Market for Common Equity and Related Stockholder Matters	45
Executive Compensation	46
Changes in or Disagreements with Accountants Disclosure	46

Financial Statements	F1 -F15

PART I -INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

CHINA DIGITAL VENTURES CORPORATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 8.

Corporate Background

China Digital Ventures Corporation ("CDVC") was organized on March 26, 2007. CDVC has not generated any significant revenue to date and is a development stage corporation. CDVC is in the beginning stages of developing an Internet e-commerce website that will provide an e-commerce platform for selling telecom services to individuals and businesses in Asia initially, and then globally.

CDVC will not invest in any of the telecom equipment for the services until it has the financial resources, but rather will contract and attempt to contract with established operators and infrastructure owners, and sell the services through CDVC's proposed website. Currently CDVC has one contract with a telecom service provider in Hong Kong that can provide direct dial services in Hong Kong.

CDVC's principal office is located at Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China, Phone - +86 755 6157 8170.

As of September 30, 2007 CDVC had raised $40,000 through the sale of common stock and has $5,001 of cash on hand. CDVC has liabilities of $3,800 for expenses accrued during the start-up of the corporation and operations to September 30, 2007. In addition, CDVC anticipates the total costs associated with this offering will be approximately $30,000. As of the date of this prospectus we have not yet generated or realized any significant revenues from our business operations. Specifically, CDVC has generated modest revenue by signing up 2 customers to our telecom services in Hong Kong gross sales of $800. Please read the entire prospectus including the financial statements contained herein for more details regarding CDVC's financial condition.

The Offering

Securities being Offered by the Company and Selling Shareholders, Common Stock, par value $0.001	Up to 7,000,000 shares of common stock. 3,500,000 common shares being offered by Selling Shareholders. 3,500,000 shares of common stock being offered by CDVC.

Offering Price Per Share by CDVC and Selling Shareholders	$0.02 per share for the duration of the offering.

Number of Shares Outstanding Before the Offering of Common Shares	13,000,000 common shares are currently issued and outstanding. 3,500,000 of the outstanding shares are to be sold under this Prospectus by existing security shareholders.

Number of Shares Outstanding After the Offering	16,500,000 common shares (if maximum is sold).

Minimum Number of Shares to be Sold in this Offering	None

Use of Proceeds

CDVC will not receive any proceeds from the sale of the common stock by the Selling Shareholders. If all 3,500,000 common shares being offered by CDVC are sold the total gross proceeds to CDVC would be $70,000. The intended use of the proceeds from CDVC's offering will be allocated towards developing it's website expenditures estimated at $20,000 and the remaining amount raised will be used for marketing, administration and corporate. The total expenses associated with this offering; including the preparation of this registration statement has been estimated at $30,000.

Offering Period

The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included in this prospectus.

Income Statement	For the period from March 26, 2007 (Inception) to September 30, 2007 (Audited)
------------------------------------------
Revenues	$800
-------------------
Net Income (Loss)	$(38,799)
-------------------
Net Income (Loss) per Share	$(0.00)
-------------------
Balance Sheet	As of September 30, 2007 (Audited)
Total Assets	5,001
-------------------
Total Liabilities	$3,800
===========
RISK FACTORS

China Digital Ventures Corporation considers the following to be material risks to an investor in relationship to the purchase of its common shares through this Offering.

China Digital Ventures Corporation should be viewed as a high-risk investment and speculative in nature. An investment in CDVC's common stock may result in a complete loss in the amount invested.

THERE IS SUBSTANTIAL DOUBT ABOUT CDVC'S ABILITY TO CONTINUE AS A GOING CONCERN

Our auditor's report on our 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Because our officer and director may be unable or unwilling to loan or advance any additional capital to CDVC, therefore, you may be investing in a company that will not have the funds necessary to continue its operations. See "September 30, 2007 Audited Financial Statements."

CDVC HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

CDVC is a development stage company that was only recently established in March 2007. Although CDVC has begun the process of setting up a web-site for sale of telecom services it has not begun its initial revenue generating operations. There can be no assurance that CDVC will ever reach a level of profitability. The revenue and income potential of CDVC's proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business.

CDVC'S WEBSITE IS NOT YET DEVELOPED, THERFORE, THERE IS NO ASSURANCE THAT CDVC'S ANTICIPATED BUSINESS WILL EVER GENERATE REVENUE

CDVC faces multiple risks associated with the development of a new and speculative business. The Company is a development stage business with limited service offerings and has limited assets totaling $ 5,001 as of September 30, 2007. In addition, CDVC will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new business. There is no assurance that CDVC's anticipated business will ever be successful or profitable.

CDVC'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL LIKELY FLUCTUATE SIGNIFICANTLY
If, and when, CDVC begins operations, CDVC expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

*	Demand for and market acceptance of web based telecommunications products;
*	CDVC's ability to expand its market share;
*	Competitive factors that affect CDVC's pricing structure;
*	The variety and mix of telecom products CDVC sells;
*	The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;
*	Conditions specific to the telecom industry;
*	Changes in generally accepted accounting policies, especially those related to the Internet sales; and
*	New government regulation or legislation.

CDVC IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

CDVC's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

*	Provide telecom services that are reliable, and cost effective;
*	Effectively market the telecom services;
*	Establish relationships with manufactures and distributors within telecom industry that will allow CDVC to sell products at a profit; and
*	Hire and retain qualified personnel and effectively respond to competition.

If CDVC is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, CDVC would fail and any investment made in the common stock would significantly decline in value or be completely lost.

CDVC CURRENTLY HAS NO MAJOR CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP A MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling telecom services "on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt CDVC's proposed business of selling these products through the Internet medium. Accordingly, CDVC cannot accurately estimate the potential demand for the products CDVC anticipates selling. CDVC believes that the acceptance of telecom services will depend on its ability to:

*	Effectively market CDVC's proposed website and provide competitive pricing of telecom service that it anticipates selling;
*	Provide high quality customer support and be able to attract and retain customers; and
*	Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of telecom services.

IF CDVC'S PLAN TO SELL TELECOM SERVICES TO CUSTOMERS THROUGH THE INTERNET IS NOT SUCCESSFUL, CDVC WOULD NOT BE ABLE TO GENERATE REVENUE, AND AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

CDVC plans to sell telecom services directly consumers through its proposed Internet website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new telecom services and products. In addition, CDVC is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past few years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will be achieved or be sustained by CDVC, of which would result in complete loss in its common share value.

CUSTOMER'S ORDERS MAY SUBSTANTIALLY VARY IN SIZE, MAKING IT DIFFICULT TO FORECAST QUARTERLY RESULTS AND CREATE FLUCTUATIONS IN FUTURE CASH FLOWS

CDVC's anticipated pricing structure for its proposed internet site will likely range from a few dollars to several hundred dollars. If customer orders are limited to lower volume services, or on average to lower priced service offerings, CDVC may show losses during these times and may not be able to recoup the losses with future revenue. Due to these factors CDVC's quarter-to-quarter comparisons of future operating results will not be a good indication of future performance.

IN THE FUTURE CDVC WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES MAY NOT BE OFFSET WITH REVENUE, WHICH WILL RESULT IN SIGNIFICANT LOSSES

CDVC plans to increase operating expenses in order to bring about and support higher sales of telecom services, which will result in losses that CDVC may not be able to offset with revenues. Specifically, CDVC plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and CDVC is not able to quickly reduce spending in response, CDVC's operations will be adversely affected and may result in significant losses.

CDVC WILL NEED ADDITIONAL CAPITAL, CURRENTLY ESTIMATED AT $17,500 TO $70,000, TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WOULD FAIL

As of September 30, 2007 the Company had $5,001 of cash on hand and available. CDVC anticipates expenses of approximately $20,000 relating to this offering.

The remaining proceeds after the expenses relating to this offering have been estimated at approximately $50,000. This estimated capital will be expended on continuing the development of the website (estimated at $4,500) and administrative/miscellaneous expenses ($10,000). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures, estimated at $70,000. (See "Use of Proceeds" herein.)

Although, management believes during the next twelve months, CDVC will be able to meet its cash requirements after successfully raising the full proceeds from this prospectus, there can be no assurance CDVC will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to CDVC on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as CDVC. CDVC's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

CDVC WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

CDVC will face intense competition from other businesses that sell and distribute telecom services, including but not limited to Internet distributors and telecom services providers. The competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of CDVC:

*

The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of CDVC. The competition may create future developments that will render the Company's proposed business plan obsolete;

*

CDVC also expects to face competition from new entrants into its targeted industry segment. The Company anticipates that demand for telecom services will continue to grow. As this occurs, CDVC expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

*	CDVC will likely need to obtain and maintain certain technical, trademark, and patent advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the CDVC in marketing, sales, and customer support;

*

There can be no assurance that CDVC will have sufficient resources to maintain its marketing, sales, and customer support efforts on a competitive basis, or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to its service offerings; and

*	Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect the Company's business.

CDVC IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

CDVC success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of Bing HE, its President and Director. CDVC does not have an employment agreement with its sole officer or director, and as a result there is no assurance that Bing HE will continue to manage CDVC in the future. The loss of the services of its Officer, or in the future any key employees would have a material adverse impact on the further development of CDVC's business.

THE OFFICER AND DIRECTOR, BING HE, IS EMPLOYED ELSEWHERE; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HIS CURRENT PRIORITIES AND CHINA DIGITAL VENTURE CORPORATION, WHICH COULD JEOPARDIZE FUTURE OPERATIONS

Mr. HE, the Officer/Director, is currently employed elsewhere. Mr. HE anticipates devoting a minimum of twelve to fifteen hours per month to the furtherance of the business over the next twelve months. This minimum amount of hours dedicated to the furtherance of CDVC may not be enough and therefore have a negative impact upon the growth of the business because on occasion more than fifteen hours may need to be spent on issues pertaining to CDVC and are not, due to other employment obligations currently held by Mr. HE.

THE LIMITED EXPERIENCE OF CDVC'S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL PROFITABILITY OF THE COMPANY

Current management of CDVC has had limited experience in the start-up and development of a new business. In consideration of management's other employment obligations and the minimal experience of operating a new business there are potential conflicts of interest in his acting as officer and directors of the Company.

CDVC CURRENTLY HAS ONE DIRECTOR, BING HE, WHO HAS SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, Mr. HE owns about 66.9% of CDVC's issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY CHINA DIGITAL VENTURES CORPORTATION TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK

CDVC has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in CDVC in the future.

INVESTORS WILL PAY MORE FOR CDVC'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.02 per common share as determined herein, is substantially higher than the net tangible book value per share of CDVC's common stock. CDVC's assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

CDVC HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for CDVC's shares of common stock. Selling Shareholders will be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. As such shareholders may not be able to find buyers of the Common Shares resulting in a complete loss of their investment.

VIRTUALLY ALL OF CDVC'S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The Selling Shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. CDVC has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

RISKS RELATED TO DOING BUSINESS IN CHINA

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with certain of our affiliated Chinese entities. We are considered foreign persons or foreign invested enterprises under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of telecom companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

As our telecom business offered through the internet expands, we expect an increasing portion of our business operations would likely be conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While China's economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by governmental control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

We will conduct a substantial and increasing portion our business through newly incorporated subsidiaries and affiliated entities based in China. Our operations in China are governed by PRC laws and regulations. These new subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedent value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on governmental policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the conversion of RMB to foreign currencies and, in certain cases, the remittance of currencies out of China. As our internet telecom business expands, we expect to derive an increasing percentage of our revenues in RMB. Under our new structure in the future, we expect our income will be primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required when RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our demands, we may not be able to pay dividends in foreign currencies to our stockholders, including holders of our common stock.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and significant appreciation of the RMB against the U.S. dollar. As our internet telecom business continues to grow, a greater portion of our revenues and costs will be denominated in RMB, while a significant portion of our financial assets may be denominated in U.S. dollars. We expect to rely significantly on dividends and other fees paid to us by our subsidiaries and affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS, Avian Flu or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other governmental regulations adopted in response may require temporary closure of Internet cafes, which is one of the avenues where users could access our websites, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 8 to 17, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

AVAILABLE INFORMATION

CDVC filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both China Digital Ventures Corporation and the securities in this offering, CDVC refers you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, CDVC has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, CDVC will be required to file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing to China Digital Ventures Corporation, Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company.

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Shareholders.

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$17,500	$35,000	$52,500	$70,000
Less: Offering Expenses
-Legal and Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
-Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	3,000	10,000	20,000	20,000
-Marketing	-	9,000	14,000	29,000
Total	$3,000	$19,000	$34,000	$49,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/Mail/Office	1,000	2,500	5,000	7,500
Total	$3,500	$5,000	$7,500	$10,000
Totals	$17,500	$35,000	$52,500	$70,000
	===========	===========	===========	===========

Investors must be aware that the above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by CDVC in order for us to raise up to a total of $70,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history;
*	Proceeds to be raised by this offering;
*	The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders; and
*	Our cash requirements.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

SELLING SECURITY HOLDERS

The following table sets forth information as of October 8, 2007 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

NOTE: Our sole office and director, Bing HE, as of the date of this Prospectus owns 8,700,000 common shares, which are subject to Rule 144 restrictions.

Selling Shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. To date, there have been no steps taken to list CDVC's common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 13,000,000 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of Selling Security Holder	Address of Selling Security Holder	Shares Owned Prior to This Offering	Percentage Owned Prior to This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percentage Owned After Offering

Teko International Limited	British Virgin Islands	640,000	4.92%	640,000	0	0.0%
HUNG, Kwok Ping	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LAM, Kit Han	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
WONG, Wai Ling	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LAM, Hong Shing	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
KAN, Shu Fu	Fujian, PRC	10,000	0.08%	10,000	0	0.0%
LIU, Sha	Hubei, PRC	10,000	0.08%	10,000	0	0.0%
XU, Wei	Guangdong, PRC	10,000	0.08%	10,000	0	0.0%
SUN, Lit Wai	Guangdong, PRC	580,000	4.47%	580,000	0	0.0%
QU, Xu Hua	Hunan, PRC	10,000	0.08%	10,000	0	0.0%
ZHANG, Yong Hui	Guangdong, PRC	10,000	0.08%	10,000	0	0.0%
HO, Benny	Vancouver, Canada	100,000	0.77%	100,000	0	0.0%
WONG, Emily	Vancouver, Canada	30,000	0.23%	10,000	0	0.0%
CHAN, Dennis	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LEE, Judy	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
KWONG, Yat Leung	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
HO, Darren	Surrey, Canada	100,000	0.77%	100,000	0	0.0%
KWONG, Kiu Tai	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
KWONG, Peter	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
HO, Te Hwai Cecil	Hong Kong, PRC	575,000	4.42%	575,000	0	0.0%
LI, Hang	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
KWONG, Steve	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
INOUE, Yoko	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
Central High Limited	British Virgin Islands	450,000	3.46%	450,000	0	0.0%

KWONG, David	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
KWONG Vera Hung	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
TANG, Jackson	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
TO, Edmund	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
YEUNG, Yuen Ling	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
NG, Irene	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
WANG, Charles	Vancouver, Canada	50,000	0.38%	50,000	0	0.0%
TUNG, Crescentia	Alberta, Canada	10,000	0.08%	10,000	0	0.0%
KWAN, Ming	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
WONG, Chrissy	N. Westminister, Canada	10,000	0.08%	10,000	0	0.0%
SIU, Susan	N. Westminister, Canada	10,000	0.08%	10,000	0	0.0%
WONG, Viyeca	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
HUI, Calvin	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
Cybersonic Industries Limited	Hong Kong, PRC	645,000	4.96%	645,000	0	0.0%
CHEN, Henry	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
CHEN, MAry	Vancouver, Canada	10,000	0.08%	10,000	0	0.0%
HUI, Wai Man Mathew	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
LAM, Fung Chu Karen	Hong Kong, PRC	10,000	0.08%	10,000	0	0.0%
-------------------------------	------------------------	--------------	-----------	------------	----------	---------
Selling Security Holders as a Group		3,500,000	26.92%	3,500,000	0	0.0%

The above 3,500,000 shares were acquired in March and April 2007 by non-U.S. citizens and these common shares were issued for total a consideration of $30,500, which was accounted for as a purchase of common stock. The shares offered for sale were not registered under the 1933 Act, and were offered and sold in reliance upon the exemptions specified in Regulation S promulgated pursuant thereto.

Excluding the mentioned officer and director herein and Ms. Ning HE who is the sister of Mr. Bing He and Mr. Lit Wai SUN who was the incorporator and first director of the Company, to our knowledge, none of the Selling Shareholders:

1.	Has had a material relationship with China Digital Ventures Corporation other than as a shareholder, as noted above at any time since inception, March 2007; or
2.	Has ever been an officer or director of China Digital Ventures Corporation.
The Selling Shareholders, as a group, are hereby registering 3,500,000 common shares, of which after the effective date of this registration statement, they may sell at any time.

In the event the Selling Shareholders receive payment for the sale of their shares, CDVC will not receive any of the proceeds from such sales. CDVC is bearing all expenses in connection with the registration of the shares of the Selling Shareholders.

PLAN OF DISTRIBUTION

We are offering 3,500,000 shares on a self-underwritten basis. The offering price has been set at $0.02 per share for the duration of the offering.

A group of Selling Shareholders is endeavoring to sell their shares of common stock at the same time and at the same price per share. Currently, the percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 26.9% based upon 13,000,000 of our common shares that are issued and outstanding as of the date of this Prospectus. CDVC will not receive the proceeds from the sale of the shares by the Selling Security holders.

By Selling Shareholders

Selling Shareholders will offer their shares at the designated price ($0.02) until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the prices of our shares quoted on its Over the Counter (OTC) Bulletin Board electronic quotation service.  To date no actions have been taken to apply to the NASD to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service.  Our common stock is not currently listed on any national exchange or electronic quotation system. Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to indicate that our shares are quoted on the Over the Counter (OTC) Bulletin Board quotation service and thereafter sales may be made at prevailing market prices or a privately negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
2.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
3.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
4.	an exchange distribution in accordance with the rules of the applicable exchange;
5.	privately negotiated transactions;
6.	a combination of any such methods of sale; and
7.	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.
By Company

We will sell the shares only through Mr. Bing HE, our president and director. Mr. HE will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	The person is not at the time of their participation, an associated person of a broker/-dealer; and
4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. HE is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. HE has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. HE is not selling any of his shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.
Offering Period and Expiration Date
This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed.
Procedures for Subscribing
If you decide to subscribe for any shares in this offering, you must
1.	Execute and deliver a subscription agreement; and
2.	Deliver a check or certified funds to us for acceptance or rejection.
All checks or money orders for subscriptions must be made payable to "China Digital Ventures Corporation"
Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

CDVC is not a party to or aware of any threatened litigation of a material nature.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with CDVC upon completion of the offering.

Name	Age	Term Served	Title
Bing HE	35	Since inception	President, Director, Secretary, Treasurer and Chief Financial Officer
Mr. HE may be deemed a "promoter" of CDVC as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director. The By-laws of CDVC require no less than one member on the board of directors and no more than ten.

CDVC is a development stage corporation, and is not a successor of any predecessor company or business.

Officer and Director Background:

Mr. Bing HE (or Bin HE): Mr. HE is the founder of China Digital Ventures Corporation and has acted as our President, Treasurer, Secretary and Director since March 27, 2007. He was appointed as Chief Financial Officer and Chief Executive Officer and Principal Accounting Officer on April 1, 2007. Bing HE has been working as the General Manager for a communication company in China for the past 5 years. During this time, he has been involved in all aspects of the operation including marketing, sales, technical and financial of the communication company. Mr. HE has a Bachelor of Engineering degree from Hubei TV and Radio University.

Currently CDVC has no employees other than the current officer and director, Bing HE, which may create potential conflicts of interest. The Officer anticipates devoting, at a, minimum twelve to fifteen hours per month to the furtherance of CDVC over the next twelve months. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this Registration Statement beginning on page 8.

Our director holds office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for March 2008. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.
No executive Officer or Director of CDVC has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.
No executive Officer or Director of CDVC is the subject of any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as it relates to our named Director and executive Officer, and each person known to CDVC to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position	Shares	Percent	Security

Bing, HE
President and Director	8,700,000	66.92%	Common

Officers and Directors as a Group	8,700,000	66.92%	Common

Ning, HE Room 101, No. 102 Huayi Road, Haizhu District,Guangzhou City, Guangdong Province, P.R.C	800,000	6.15%	Common

Mr. Bing HE's address is Room 1001, 10 Building Yumin Village, Heping Road, Luohu District, Shenzhen, China.
Ms. Ning HE is a sibling of Mr. Bing HE.
The above referenced common shares were paid for and issued in March 2007, for consideration of $0.001 per share and total consideration of $8,700.

DESCRIPTION OF SECURITIES

The following statements set forth summaries of the material provisions of our Articles of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock.

Common Stock

CDVC's Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. As of the date of this Prospectus, there are 13,000,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of CDVC, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of CDVC's articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock
CDVC has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.
Options and Warrants

CDVC does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for CDVC.

Dividend Policy

CDVC has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that CDVC will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent
Currently, CDVC has not engaged the services of a Transfer Agent.
Additional Information Describing Stock

The above descriptions concerning the stock of CDVC do not purport to be complete. Reference is made to CDVC's Articles of Incorporation and By-Laws, which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at CDVC's office.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of China Digital Ventures Corporation for the period from inception on March 26, 2007 to September 30, 2007 included in this prospectus have been audited by, Albert Wong & Co., an independent certified public accountant, as indicated in his report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for China Digital Ventures Corporation by The Law Office of Joseph L. Emas, Attorney at Law and is included in this prospectus.

Except as stated above, no expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Articles of Incorporation and By-laws, Nevada law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

General

China Digital Ventures Corporation was incorporated on March 26, 2007 in the State of Nevada. CDVC is a development stage company that plans to sell telecom services through the internet and other telecom related services directly to the commercial marketplace and individual consumers. The Company plans to develop and market an e-commerce enabled website which will attract prospective clientele and distribution partners. The Company's mailing address in Hong Kong is 26 Floor, 88 Lockhart Road, Wanchai, Hong Kong. The telephone number of our principal executive office is +852-31711209 Ext 321.

Overview - Telecom Market

The world's largest mobile telecommunications market -China -has more mobile subscribers than the United States has citizens; the market boosts more than 500 million subscribers and is growing by 5 million per month. Since the first half of 2007, China's communications industry has maintained stable and sound development. In the past few years, the Chinese government has established polices in the sprit of accomplishing the goal of becoming a prominent player in the global telecom industry. The Chinese market has maintained rapid growth in the first half of 2007. The total business volume of the telecom industry was about USD101 billion (RMB748 billion), growing at 26.1%. In the first half of 2007, the number of new phone users was 45.4 million and the total number of users was 874 million. However, the number of fixed phone users declined gradually month-by-month where as the number of new mobile phone users increased. In the first half of 2007, the number of new fixed line phone users is 4.8 million, which makes the total number of fixed phone users at 372 million consisting of about 254 million urban users and 118 million rural area users. Mobile phone users increased by 40.5 million in the first half of 2007, making the total number of mobile users at 501 million. It is predicted that the number will surpass 550 million in the second half of the year.

China's telecom market is entering a stable growing adjustment period as its growth rate slowed during the first half of 2007. According to the statistics from the Ministry of Information Industry, the total business volume of telecom industry reached USD100 billion (RMB742 billion), up 26.1%.

China's telecom market is a restricted market and centrally controlled by state owned firms. However there is tremendous market size for telecom services to the users in China. Through the use of web based marketing and sales strategies we can provide quality and reliable telecom services to customers in and outside China. The Company plans to profit by selling telecom services through its website (www.ngndial.com). Through the use of our proposed website and a targeted approach, CDVC feels that an opportunity exists to create a sizeable business.

CDVC has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers. At this time government approval is not necessary for our business, and CDVC is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Internet Industry

The distribution of services over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, CDVC's e-commerce enabled website can develop into a profitable business selling telecom services.

Target Market

While the market for telecom services is large and competitive, management believes it has identified potential target market for its service offering. The primary target market identified is the individual consumer and businesses as well as membership bases internet and online communities and user groups, and other globally associations that has a focal point to China or Chinese related businesses and communities.

Specifically, various Chinese internet and online communities and user groups and Overseas Chinese associations can be found in large cities in the United States or in the United Kingdom. In addition, many business operations and companies conduct business with Chinese companies and businesses, creating a valuable user group that will be able to utilize our online telecom platform.

Management believes these groups of individuals is ideal targets to not only purchase our services, but to successfully market our services for a variety of reasons:

1.	As members of a user group or association they are often provided attractive offers for their members. As such, the offer we are able to provide quality, reliable and cost competitive; and
2.	Overseas Chinese Association members and business owners dealing with Chinese businesses can use our service to reach their customers and business associates.

Based upon these factors management believes that internet or business user groups and associations would be a valuable and cost effective method for the distribution and sales of telecom services. Through this sales type approach, the user group members will be able to telecom services that they can sell to both their friends and corporate contacts that they may have. In effect, becoming resellers and independent sales agents and creating a network of customers, and for those interested that can also become sales agents as well.

Furthermore, as part of its plans, CDVC will try to develop a volume based, decreasing pricing model as incentive to customers who can resale to their network of friends and associates. Management believes by taking this approach it will minimize the costs associated with marketing, specifically expenses related to sales personnel.

Marketing

CDVC is currently in the process of developing its second phase of its Internet website with full electronic commerce capabilities and functionality to assist the network of independent resellers and sales agents. The website's address is www.ngndial.com. CDVC plans to market its website by developing a network of resellers and independent sales representatives, which will primarily be reliant upon "word of mouth" and referral dynamics of the user group and association members. CDVC cannot provide any assurance that association membership marketing will be effective for its proposed business operations.

The Company anticipates direct marketing and sales strategies towards development of a network of resellers and independent sales representatives. Some specific strategies include but are not limited to:

*	Distinctive Telecom Service offerings;
*	Tiered costing models based on volume and purchase frequency; and
*	Prizes, additional compensation and other incentive programs for top resellers sales people.

It is important to note that CDVC has not yet fully developed its website and there can be no assurance that CDVC will be able to implement any marketing campaigns and strategies successfully if and when the website becomes fully functional.

The Company also anticipates listing its website with search engines (target lists) in order to expose its site to individuals and business that may become potential customers for the Company as well as to individuals whom may be interested in becoming an affiliate sales representative for CDVC.

In addition to targeted lists, management plans to utilize targeted e-mail announcements, industry forums and corporate blog with information about CDVC products that can be sent to individual association members who have expressed an interest in receiving information regarding our telecom services; the op-in subscribers. The advantage of this method is that individuals have voluntarily signed up to receive e-mail messages about specific topics and are thereby more likely to read them. Response rates ranging from 1% to 5% are expected with targeted e-mails. CDVC plans to strive to maintain a clean corporate image by practicing proper "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, CDVC plans to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through CDVC proposed website.

Products and Services

CDVC is an emerging global provider of advanced communications services utilizing the VoIP over Internet Protocol (VOIP) technology. Internet protocol telephony is the real time transmission of voice communications in the form of digitalized packets of information over the Internet or a private network, similar to the way in which e-mail and other data is transmitted. VoIP services are expected to allow consumers and businesses to communicate in the future at dramatically reduced costs compared to traditional telephony networks.

The telecom services planned to offered are i) short number access dial codes where the customers will dial a short number usually 4-5 digits to access the platform to dial long distance, ii) dial back platform where higher costs calling countries i.e. China can make long distance calls using our internet website to initiate the calls with the intended number iii) broadband phone call services and iv) wifi phone services. All the above telecom services will be sold, managed and administered through our website. We will need to set up an online payment gateway to accept credit cards and debit cards, and gateways such as PAYPAL. The telecom platform will be rented through telecom equipment and infrast5ructure supplier. We may in future invest directly to own our telecom platform and infrastructure as our business develops.

Current Service Offerings:

CDVC has secured the domain name www.ngndial.com and has begun the development of its website and online e-commerce platform. CDVC has completed the first phase of its development for call back service and initiation through the internet. However, we still need to complete the development of the payment gateway to be fully capable as an e-commerce platform. This current services offerings can only be paid by cash or cheque. Investors must be aware that as of the date of this prospectus the website is not complete and is not capable of generating any significant revenues or acting as a tool for any affiliate sales agent or resellers.

If and when the offering as described herein is successful the Company plans to allocate the funds as follows depending upon the amount raised:

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$17,500	$35,000	$52,500	$70,000
Less: Offering Expenses
-Legal and Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
-Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	3,000	10,000	20,000	20,000
-Marketing	-	9,000	14,000	29,000
Total	$3,000	$19,000	$34,000	$49,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/Mail/Office	1,000	2,500	5,000	7,500
Total	$3,500	$5,000	$7,500	$10,000
Totals	$17,500	$35,000	$52,500	$70,000
	===========	===========	-===========	===========

The Company plans the completed website to have telecom services that resellers and independent agents can readily navigate through and provide them with appropriate service information, sales support and service. Each of the service offerings will display specific telecom services such as volume rebates for different telecom service offerings.

The Company can make no guarantees or assurances that it will accomplish its goals within the dates specified. Moreover, management has no current plan to substitute any additional telecom services except those described herein. No guarantee or assurance can be made that CDVC's proposed business model will be effective in distributing these telecom services through the proposed e-commerce platform.

The website will be in Chinese first to cater to the target market. The website will be in English as and when we have the resources to implement the bilingual website.
The website will be designed to meet the Company's strategy of providing a broad selection of telecom services giving resellers and independent agents the following benefits:

*	Compelling Service Offerings. A selection of desirable telecom services.

*

Competitive Pricing. By providing a broad selection of telecom services for volume purchase, the site will provide interested parties with relevant information and competitive pricing. In order to maintain competitive pricing, CDVC plans to monitor the competitor's pricing and respond timely to any changes by the competition by adjusting our pricing to be competitive within the marketplace. CDVC will have to apportion time to accomplish this while attempting to keep costs of doing business at a minimum. There can be no assurance CDVC will be able to maintain it goal of competitive pricing; if it fails to do so the proposed business would suffer materially.

*

Business. With very little money and flexible terms, CDVC is providing independent sales representatives and resellers the ability to create a business with a recurring revenue stream (as sales representatives customers use the services, they will require more.)

*	Convenience. Through the website www.ngndial.com we will be able to provide telecom services to the overseas Chinese living in USA or Europe and as well to companies that do business with China.

*	Customers will be able to buy telecom services to suite their needs online. The website will enable them to browse, order, and purchase 24 hours a day and 7 days a week.

*

Customer Service. On the website, CDVC plans to have links labeled as "Customer Service" or "Questions about this Service?" where buyers can e-mail any question that they may have. CDVC plans to readily respond to the questions via e-mail and if necessary follow-up with a telephone call. As the business develops CDVC will be required to hire additional personal to ensure quick response to customers. If CDVC is unable top provide quality customer service it would materially impair the growth of the business.

CDVC believes it will have an advantage with the current competition by developing effective relationships with its clientele. Management believes this can be accomplished by combining the above benefits with consistently quality telecom and customer service. However, competitors may prove to be too dominating and prevent CDVC from ever establishing these relationships, as CDVC is currently a development stage business with no proven track record.

Potential investors should realize that as of the date of this Prospectus, CDVC is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if CDVC is successful in developing and ultimately launching its proposed website (www.ngndial.com), its future success will be dependent on several critical factors including, but not limited to, successfully raising of capital, market acceptance, and management's continued focus on the development of the business. Furthermore, CDVC cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 8.)

Once the website is fully operational, CDVC plans to seek to develop its own telecom platform and to apply for credit status with telecom carriers direct. At this time we will work with platform owners until such a time we have the necessary resources. Management believes that once the website is fully operational, platform owners or telecom carriers will be willing to provide credit status to CDVC; however, there can be no assurance or guarantee that this will be the case.

CDVC believes by providing a broad selection of telecom services along with detailed information about its services through its proposed website, it will be able to compete within the growing marketplace for telecom services.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow and will have a positive impact on its offerings. Management believes that the significant growth of companies already selling telecom services is a strong indication of the current and future demand, especially selling to the largest telecom market in the world. However, there can be no assurance that the Company is correct in its diagnosis of the future market of telecom services and as such each potential investor should conduct his/her own research of this marketplace.

Employees

CDVC has no employees. Presently, Mr. Bing HE, officer/director, plans to devote approximately a minimum of 12 -15 hours per month, on the business.

Competition

The telecom services market is extremely competitive as shown with the incumbent telecom carriers and other online telecom service providers. However, the majority of these carriers and vendors are not focused specifically focused on the overseas Chinese market and the business model with resellers and independent sales agents but rather their entire local telecom market. This focus on the Chinese market both domestic and overseas is what makes CDVC's opportunity significant. Management believes that by providing telecom services through its proposed website providing a high quality, user-friendly experience, where buyers will be comfortable in purchasing telecom services. Management believes this approach will enable the Company to differentiate itself from the current competition and grow quickly. However, CDVC currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which buyers will be receptive to its proposed business platform.

In addition, there are companies that are already well established and have greater financial resources than those of CDVC such as the current "name brand" telecom service provider. CDVC would likely not be able to compete with these established companies if they dropped their price significantly. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that CDVC anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

In the telecom services marketplace, CDVC will be in direct competition on the provisioning of telecom services with established companies such as, www.skype.com, www.webcalldirect.com or www.webcall.co.za all of which have established websites that specialize in the distribution of telecom services or products. Although the market is highly competitive, management believes if it is able to maintain its current focus and successfully develop its proposed business platform as described herein it will able to compete effectively and eventually become a profitable company. Management cannot provide investors any assurance or guarantee that it will ever be successful in developing its business or become profitable in the future.

The information within this registration statement focuses primarily on details regarding telecom services and not on the industry as a whole in which CDVC plans to operate. Potential investors should conduct their own separate investigation of the marketplace in order to obtain a broader insight in assessing CDVC's future business prospects. For example, a potential investor may want to view websites of the competitors listed above.

Patents

China Digital Ventures Corporation holds no patents.

Government Regulation

Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on CDVC's proposed business.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with CDVC's audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.
Company Overview

CDVC was organized on March 26, 2007 and has not yet commenced any significant revenue-generating operations. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General
Our plan of operations is to sell telecom services to businesses and individual consumers through our website at www.ngndial.com.

Results of Operations

For the period from March 26, 2007 (inception) to September 30, 2007 we had generated $800 in revenue from our telecom services. The Company incurred a cost of revenue of $600 and earned a gross profit of $200. The Company also incurred operating expenses of $38,999 and resulting a loss of $38,799.

Capital Resources and Liquidity

As of September 30, 2007, we had $5,001 in cash for a total assets of $5,001. In additional, the Company had a deposits payable of $1,600 accrued payables of $2,000 and due to related parties of $200 for a total liabilities of $3,800 at September 30, 2007.

We do not have sufficient resources to effectuate our business. We expect to incur a minimum of $20,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses: $3,000 in website development; $9,000 in other marketing expenses; and $8,000 will be needed for general overhead expenses such as for salaries, corporate legal and accounting fees, office overhead and general working capital.

Our auditors have indicated that we will have to raise the funds to pay for these expenses. The Company will try to raise the funds through the selling of its shares as set out in this prospectus. In addition, we may have to borrow money from shareholders. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understanding with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

As of September 30, 2007 CDVC had $5,001 of cash on hand. Management believes this amount will not satisfy the cash requirements of CDVC for the next twelve months or until such a time additional proceeds are raised. CDVC plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock as set out in this prospectus. There is no additional offering in the works at present. There can be no assurance that CDVC will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. CDVC depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that CDVC will be successful in raising the capital the Company requires. Management believes that if subsequent private placements are successful, CDVC will be able to generate revenue from online sales of telecom services and achieve market adoption within the following twelve to fifteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that the Company will ever be able reach a level of profitability.

As of the date of this registration statement CDVC has generated only two (2) sales resulting in a net profit of approximately $200, it has not generated any other revenue through its proposed business. All additional proceeds received by CDVC were a result of the sale of its common stock.

CDVC does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and CDVC does not anticipate any change in the number of employees. CDVC has no current material commitments.

CDVC has no current plans, preliminary or otherwise, to merge with any other entity.

CDVC is still considered to be a development stage company, with no significant revenue, and CDVC will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that CDVC will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

Management anticipates the following steps and related expenses within the next twelve months:
1.)

Complete the development of the website. Management has estimated the time frame to accomplish this to be the Second or Third Quarter of 2008, depending on availability of resources, and cost approximately $20,000

2.)	In addition, CDVC plans to allocate up to approximately $29,000 towards the initial phases of the marketing plan described herein.
3.)

CDVC has allocated $10,000 towards administrative expenses, which the Company plans to direct towards any deficiencies, if any, in the estimated expenses anticipated for completion of this registration statement and the completion of the website as described herein. Any additional funds allocated, as administrative expenses will be designated as working capital and used for miscellaneous corporate expenses including but not limited to office supplies and postage.

The specific steps anticipated over the next twelve months involve continuing to develop the website by adding service offerings, payment gateways, reseller administrative online access to the website. The service offerings will consist of i) short number access dial codes where the customers will dial a short number usually 4-5 digits to access the platform to dial long distance, ii) dial back platform where higher costs calling countries i.e. China can make long distance calls using our internet website to initiate the calls with the intended number iii) broadband phone call services and iv) WIFI phone services. All the above telecom services will be sold, managed and administered through our website.

We will need to set up an online payment gateway to accept credit cards and debit cards, and gateways such as PAYPAL. The telecom platform will be rented through telecom equipment and infrastructure supplier. We may in future invest directly to own our telecom platform and infrastructure as our business develops.

If and when the website is completed, over the subsequent twelve months, CDVC plans to allocate proceeds towards it marketing campaign directed specifically at building traffic "potential buyers" to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as www.HitWise.com, www.PerfectTraffic.com and/or www.WebSiteTraffic.com. However, even if CDVC is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the services listed on CDVC's website.

Additionally, management plans to develop a Company presentation after the website has been developed and is functional and contact various venture capitalists, private investment company(s), and other financial institutions. The second round of financing would be required after CDVC has fully developed its proposed website and has begun initial operations and is generating revenue. CDVC currently estimates that its proposed website will be fully operational by the end of the third quarter of 2008, depending on availability of funds.

As CDVC expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If CDVC is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that CDVC will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by CDVC, potential investors should be aware that several unforeseen or unanticipated delays may impede CDVC from accomplishing the above-described steps such as:

*	Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs;
*	CDVC may find that potential financiers are unreceptive to its business plan and provide no options to raise the additional capital required to funds its marketing campaign.

If either of these events should occur CDVC would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 8.

In the event additional funds are secured by CDVC there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals CDVC has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, CDVC may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the Company's development. If and when this changes, management will file the appropriate disclosures in a timely manner.

DESCRIPTION OF PROPERTY

CDVC's principle address is RM 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China. Mr. HE, Officer/Director, is currently providing his home office for CDVC's office and mailing address. Mr. HE plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is 86 755 61578170.

CDVC believes the property arrangement satisfies the Company's current needs and will be adequate up to the point that CDVC begins operations, which is currently estimated to be in the fourth quarter of 2007 at which point it may be required to rent or lease commercial property that is capable of providing adequate storage and office space. Management anticipates rent on a per month basis for adequate commercial space will cost CDVC approximately $1,500. This estimate is based upon local commercial spaces with approximately 500 to 1,000 square feet of office space. However, management plans to continue to utilize Mr. HE's home office until that space is no longer adequate. At this time no commercial property has been secured by CDVC and there can be no assurance that an adequate space will be found by CDVC when needed; or if adequate space can be found at the price currently estimated by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 27, 2007, 10,000,000 million common shares were issued to 3 individual shareholders paying a consideration of $0.001 per share, of which 8,700,000 shares of common stock were issued to Mr. Bing HE, Officer/Director, at a price of $0.001 per share. Mr. HE's common shares are deemed "restricted" according to Rule 144.

For the period between April 15, 2007 to April 27, 2007, 3,000,000 common shares were issued to thirty-nine (39) individual shareholders paying consideration of $0.01 per share. Each of these individual shareholders is registering all of their holdings of CDVC's common stock within this Registration Statement.

Related Party Transactions

Currently, there are no contemplated transactions that CDVC may enter into with our officer, director or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

CDVC has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. Mr. Bing HE anticipates initially devoting at a minimum of twelve to fifteen hours per month of their available time to CDVC's affairs. If and when the business operations increase and a more extensive time commitment is needed, Mr. Bing HE is prepared to devote more time to CDVC's affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for CDVC's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Mr. Bing HE, officer and director, currently owns 8,700,000 shares of common stock. The shares were issued in March 2007 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 8,700,000 Rule 144 shares on this Registration Statement. In March 2008, the 8,700,000 Rule 144 shares purchased by Mr. HE will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. HE will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders
As of the date of this registration statement, there were a total of forty-one (41) active stockholders, including the officer and director.
Dividends
CDVC has not paid any dividends to date, and has no plans to do so in the foreseeable future.

EXECUTIVE COMPENSATION

CDVC has made no provisions for cash compensation or for non-cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options given to any of our executive officers since the inception of CDVC.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Bing HE (1)	2007	0	0	0	0	0	0	0

(1)	Mr. Bing HE is the President, Director, Secretary, Treasurer, and Chief Executive Officer of CDVC.

CDVC does not presently have a stock option plan. However, in the future, CDVC may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

CDVC has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

CHINA DIGITAL VENTURES CORPORATION
(A DEVELOPMENT STAGE COMPANY)

Content	PAGE

INDEPENDENT AUDITOR'S REPORT	F1-F2

BALANCE SHEETS	F3

STATEMENT OF OPERATION	F4

STATEMENT OF STOCKHOLDERS' DEFICIT	F5

STATEMENT OF CASH FLOWS	F6

NOTES TO FINANCIAL STATEMENTS	F7 -F15

Independent Auditor's Report

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

To the Stockholders and Board of Directors China Digital Ventures Corporation

We have audited the accompanying balance sheet of China Digital Ventures Corporation, a development stage company (the "Company") as of September 30, 2007 and the related statements of operations, stockholders' deficit and cash flows for the period from March 26, 2007 (date of inception) to September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Digital Ventures Corporation as of September 30, 2007 and the results of its operations and its cash flows for the period from March 26, 2007 (date of inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $38,799 including net losses of $38,799 for the period from March 26, 2007 (date of inception) to September 30, 2007. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Albert Wong & Co.

--------------------------------
Albert Wong & Co.
Certified Public Accountants
Hong Kong October 8, 2007

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET AS AT SEPTEMBER 30, 2007 (Stated in US Dollars)

ASSETS	Note

Current assets:
Cash and cash equivalents		$ 5,001
		-------------------
Total assets		$ 5,001
		===========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Deposits payable		1,600
Accrued expenses		2,000
Amount due to related party	4	200
		-------------------
Total current liabilities		3,800

Stockholders' deficit:
Common stock, no par value, 75,000,000 shares authorized;
13,000,000 shares issued and outstanding	5	13,000
Additional paid up capital	5	27,000
Deficit accumulated during the development stage		(38,799)
		-------------------
Total stockholders' deficit		1,201
		-------------------
Total liabilities and stockholders' deficit		$ 5,001
		===========

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

For the Period from
March 26, 2007
(inception) to
September 30, 2007

Net revenue	$ 800

Cost of revenue	600
-------------------
Gross profit	200

Selling, general and administrative expense	38,999
-------------------
Loss from operations	(38,799)

Other expense
Interest expense	-
-------------------
Net loss	$ (38,799)
===========
Weighted average number of shares -
basic and diluted	13,000,000
===========
Loss per share - basic and diluted	$ (0.00)
===========

*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' DEFICIT FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)
					Deficit
					accumulated
	Common stock		Additional		during the	Total
	-------------------		paid-in	Deferred	development	stockholders'
	Shares	Amount	capital	compensation	stage	equity (deficit)
	-------------------	-------------------	-------------------	-------------------	--------------------	-----------------------
Balance at March 26, 2007	-	$-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
services at $0.001 per share -
March 28, 2007	10,000,000	10,000	-	-	-	10,000

Sale of shares for cash at $0.01
per share - April 2007	3,000,000	3,000	27,000	-	-	30,000

Net loss	-	-	-	-	(38,799)	(38,799)
	-------------------	-------------------	-------------------	-------------------	-------------------	-------------------
Balance at September 30, 2007	13,000,000	$13,000	$27,000	$-	$(38,799)	$1,201
	===========	===========	===========	===========	===========	===========

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)
For the period from March 26, 2007 (inception) to September 30, 2007
-------------------------------
Cash flows from operating activities:
Net loss	$(38,799)
-------------------
Increase (decrease) in liabilities:
Deposits payable	1,600
Accrued expenses	2,000
Due to related parties	200
-------------------
Total adjustments	3,800
-------------------
Net cash used in operating activities	(34,999)
-------------------
Cash flows from financing activities:
Issuance of common stock	40,000
-------------------
Net cash provided by financing activities	40,000
-------------------
Net increase in cash and cash equivalents	5,001

Cash and cash equivalents, beginning	-
-------------------
Cash and cash equivalents, ending	$5,001
===========
Supplemental disclosure of cash flow information:
Interest paid	$-
===========
Income taxes paid	$-
===========

See accompanying notes to financial statements

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 1 ORGANIZATION

China Digital Ventures Corporation (the "Company") is a Nevada corporation, incorporated on March 26, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") NO. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company's office is located in Shenzhen, China and its principal business is to provide web-based telecom services, focusing on Greater China.

As of September 30, 2007, the Company has commenced its operations in the web-based telecom business and has recorded minimal revenue. The Company has an operational office in Hong Kong and China.

NOTE 2 UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of September 30, 2007, the Company has generated modest revenue and has incurred an accumulated deficit since inception totaling $38,799 at September 30, 2007 and its current assets exceed its current liabilities by $1,201. These financial statements do not include any adjustments relating to the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 3,500,000 share of common stock for sale by the Company at $0.02 per share for gross proceeds of $70,000. In addition, the Company intends to register 3,500,000 shares of commons stock held by existing shareholders for resale at $0.02 per share. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principals generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128. "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") NO. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO.00-2, "Accounting for Website Development Costs".

Costs associated with the website consist primarily of website development costs paid to third party. These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational. Internal costs related to the development of website content will be charged to operations as incurred.

Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes."  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS no. 52 "Foreign Currency Translation" using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Hong Kong dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

Recent Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. Fin 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effectively for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial condition.

FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement its financial statements.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (Continued)

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not impact the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements," or SFAS 157, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUED)

Recent Pronouncements (Continued)

In February 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115," or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the Company's fiscal year beginning on October 1, 2008. The Company's management is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 159 will have on its financial statements upon adoption.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, or SAB 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of our financial statements and the related financial statement disclosures. SAB 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. We do not expect that the adoption of SAB 108 would have a material effect on our consolidated financial statements.

NOTE 4 AMOUNT DUE TO RELATED PARTY

The amount due to shareholder is interest free, unsecured and due on demand. The balance of due to shareholder is $200 as of September 30, 2007.

CHINA DIGITAL VENTURES CORPORATION (A DEVELOPMENT STAGE COMPANY) NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM MARCH 26, 2007 (INCEPTION) TO SEPTEMBER 30, 2007 (Stated in US Dollars)

NOTE 5 COMMON STOCK

On March 27, 2007, the Company issued 10,000,000 shares of the Company at $0.001 per share for cash proceeds of $10,000, of which 8,700,000 shares were issued to the President of the Company for $8,700.

In between April 20, 2007 to April 30, 2007, the Company issued 3,000,000 shares of the Company at $0.01 per share for cash proceeds of $30,000.

NOTE 6 RELATED COMPANY TRANSACTIONS

During the period ended September 30, 2007, the Director subscribed for 8,700,000 shares in the Company at $0.001 per share for a total amount of $8,700. During the period for the 3 months from April to June 2007, the President received a total of US$3,000 as salary for establishing the business operation. Thereafter, the President did not receive any remuneration for his service from the Company.

NOTE 7 INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of $38,799, which commence expiring in 2025. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company is subject to United States income taxes at an approximately rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company's income tax expense is as follows.

September 30
2007
$

Net Loss	38,799
Expected Statutory Tax Rate	35%
-------------------
13,580
Valuation Allowance	(13,580)
-------------------
Income Tax expense (recovery)	-
===========
Significant components of the Company's deferred tax assets as of September 30, 2007 are as follows:
$
US net operating loss carried forwards	13,580
Valuation Allowance	(13,580)
-------------------
Net Deferred Tax Assets	-
===========

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes ("NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
- Legal & Accounting Services	$27,500
------------------
- Postage/Printing	1,500
------------------
- SEC Filing Fees	1,000
-------------------
Total	$30,000
===========
Note: All expenses are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 10,000,000 shares of our common stock at a price of $0.001 per share to a total of three (3) purchasers on March 27, 2007. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. Of these shares, 8,700,000 were issued to Mr. Bing HE, our president, chief executive officer, treasurer, secretary and sole director. All three (3) investors were outside the United States and are non-US persons.

We completed a private placement of 3,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on April 27, 2007. All shares were issued at a price of $0.01 per share. We received proceeds of $30,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The Selling Stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Number	Exhibit Name

3.1	Articles of Incorporation, as amended
3.2	Bylaws
5.1	Legal opinion of Joseph I. Emas, Attorney At Law
23.1	Consent of Alert Wong & Co., CPA
23.2	Consent of Counsel (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Shenzhen, China, on October 15, 2007.

China Digital Ventures Corporation

/s/ Bing HE

Bing HE

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
/s/ Bing HE

Bing HE

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

EXHIBIT 3.1
ARTICLES OF INCORPORATION
Articles of Incorporation
of
China Digital Ventures Corporation

First.	The name of the corporation is China Digital Ventures Corporation.
Second.

The registered office of the corporation is located at Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third.	The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:
a)	Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b)	May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
c)

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d)	Shall have power to sue and be sued in any court of law or equity.
e)	Shall have power to make contracts.
f)

Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g)	Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
h)

Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)	Shall have power to wind up and dissolve itself, or be wound up or dissolved.
j)

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k)

Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

l)

Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m)	Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.
n)

Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries,

o)

Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.

p)	Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
q)	Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.
Fourth.

That the total number of common stock authorized that may be issued by the Corporation is seventy-five million (75,000,000) shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth.

The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

Bing HE Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China
Sixth.	The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.
Seventh.	The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:
Bing HE Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China
Eighth.

The Resident Agent for this corporation shall be Business Filings Incorporated. The address of the Resident Agent is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The registered or statutory address of this corporation shall be: Room 1001, 10 Building, Yumin Village, Heping Road, Luohu District, Shenzhen, China.

Ninth.	The corporation is to have perpetual existence.
Tenth.	In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized:
a)	Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
b)

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

c)

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

d)

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth.

No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth.

This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the secretary hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this March 27, 2007.

/s/ Bing HE
--------------------
Bing HE
Secretary

EXHIBIT 3.2
BYLAWS
OF
CHINA DIGITAL VENTURES CORPORATION
(the "Corporation")
ARTICLE I: MEETINGS OF SHAREHOLDERS
Section 1 - Annual Meetings
The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.
Section 2 - Special Meetings
Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.
Section 3 - Place of Meetings
Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.
Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

Section 6 - Quorum
a)

No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

b)	Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.
c)

If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject to a special voting rights or restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

Section 8 - Motions
No motion proposed at an annual or special meeting need be seconded.
Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

Section 10 - Dispute as to Entitlement to Vote
|In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.
Section 11 - Proxy
a)

Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy. A form of proxy must be in writing under the hand of the appoint or of his or her attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b)

A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications
a)

The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)

The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)	A casual vacancy occurring in the Board may be filled by the remaining Directors.
d)

Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting. So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)	A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.
Section 2 - Duties, Powers and Remuneration
a)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)	The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 3 - Meetings of Directors
a)

The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is not willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)

The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote. Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)

A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed. Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)

A Director may, and the Secretary on request of a Director shall, call a meeting of the Board. Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages. It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)

A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)

The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)

All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed and was qualified to be a Director.

i)

A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by all of the Directors is as valid as if it had been passed at a meeting of the Directors duly called and held. A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)	All Directors of the Corporation shall have equal voting power.
Section 4 - Removal

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees
a)

The Directors may from time to time by resolution designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors and unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

b)

Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

Section 1 - Number, Qualification, Election and Term of Office
a)

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)	The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.
c)

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation
Any officer may resign at any time by giving written notice of such resignation to the Corporation.
Section 3 - Removal

Any officer appointed by the Board of Directors may be removed by a majority vote of the Board, either with or without cause, and a successor appointed by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.
Section 4 - Remuneration
The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.
Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

ARTICLE V: SHARES OF STOCK

Section 1 - Certificate of Stock
a)	The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.
b)

Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)

If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d)

Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)	If a share certificate:
(i)

is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

(ii)

is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

(iii)

represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

Section 2 - Transfers of Shares
a)

Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b)

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a)

The Directors may fix in advance a date, which must not be more than 60 days permitted by the preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend or of the proposed taking of any other proper action requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)

Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as the Directors determine. The Directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such shareholders will not be considered to be shareholders of the Corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE VI: DIVIDENDS

a)

Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)	Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:
(i)	a majority of the current shareholders of the class or series to be issued approve the issue; or
(ii)	there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII: BORROWING POWERS

a)	The Directors may from time to time on behalf of the Corporation:
(i)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,
(ii)	issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and
(iii)

mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

b)

A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX: CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X: AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.
Section 2 - By Directors
The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI: DISCLOSURE OF INTEREST OF DIRECTORS

a)

A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)

A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

(i)

a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

(ii)	a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;
(iii)

a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv)	determining the remuneration of the Directors;
(v)	purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or
(vi)	the indemnification of a Director by the Corporation.
c)

A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine. No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)

A Director or his or her firm may act in a professional capacity for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)

A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

ARTICLE XIII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

CERTIFIED TO BE THE BYLAWS OF:

CHINA DITIGAL VENTURES CORPORATION

PER:

/S/ BING HE

BING HE, SECRETARY

EXHITBIT 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS
ATTORNEY AT LAW
1224 Washington Avenue
Miami Beach, Florida 33139
(305) 531-1174
Facsimile: (305) 531-1274
Email: jiemas@bellsouth.net

October 16, 2007

U.S. Securities and Exchange Commission 450 Fifth Avenue, N.W. Washington, D.C. 20549"

RE:	China Digital Ventures Corporation (the "Company")

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of 3,500,000 shares (the "Offering Shares") of the Company's common stock (the Common Stock") to be offered by the Company on a self-underwritten, best efforts basis and 3,500,000 shares (the "Registered Shares") of the Company's common stock (the "Common Stock") to be offered by the Company's shareholders.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:
1

The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2.	The Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.001 par value and no shares of Preferred Stock.
3.

The shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

4.

I am of the opinion that all of the Offered Shares, when issued, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

5.

I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada (Chapter 78A of the Nevada Revised Statutes).

This opinion includes my opinion on Nevada law including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,
/s/ Joseph I. Emas
----------------------------------------
JOSEPH I. EMAS, ESQUIRE

EXHITBIT 23.1

October 16, 2007
U.S. SECURITIES AND EXCHANGE COMMISSION Division of Corporation Finance 100 F Street, N.E., Washington, D.C. 20549
RE: CHINA DIGTAL VENTURES CORPORATION. - FORM SB-2
Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 dated October 16, 2007, of the following:

Our Report to the Stockholders and Board of Directors of China Digital Ventures Corporation dated October 8, 2007 on the financial statements of the Company as at September 30, 2007 and the statement of operations, stockholders' equity and cash flows for the period from March 26, 2007 (inception) to September 30, 2007.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts And Counsel" in this Registration Statement.

Yours truly,

/s/ Albert Wong & Co.

-----------------------------
Albert Wong & Co. Certified Public Accountants Hong Kong

EXHIBIT 23.2

Consent of Counsel (included in Exhibit 5.1)